MDU RESOURCES GROUP, INC.
MINE SAFETY INFORMATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) requires issuers to include in periodic reports filed with the SEC certain information relating to citations or orders for violations of standards under the Federal Mine Safety and Health Act of 1977, as amended by the Mine Improvement and New Emergency Response Act of 2006 (Mine Safety Act). The Dodd-Frank Act requires reporting of the following types of citations or orders:

1.	Citations issued under Section 104 of the Mine Safety Act for violations that could significantly and substantially contribute to the cause and effect of a coal or other mine safety or health hazard.

2.
Orders issued under Section 104(b) of the Mine Safety Act. Orders are issued under this section when citations issued under Section 104 have not been totally abated within the time period allowed by the citation or subsequent extensions.

3.
Citations or orders issued under Section 104(d) of the Mine Safety Act. Citations or orders are issued under this section when it has been determined that the violation is caused by an unwarrantable failure of the mine operator to comply with the standards. An unwarrantable failure occurs when the mine operator is deemed to have engaged in aggravated conduct constituting more than ordinary negligence.

4.
Citations issued under Section 110(b)(2) of the Mine Safety Act for flagrant violations. Violations are considered flagrant for repeat or reckless failures to make reasonable efforts to eliminate a known violation of a mandatory health and safety standard that substantially and proximately caused, or reasonably could have been expected to cause, death or serious bodily injury.

5.
Imminent danger orders issued under Section 107(a) of the Mine Safety Act. An imminent danger is defined as the existence of any condition or practice in a coal or other mine which could reasonably be expected to cause death or serious physical harm before such condition or practice can be abated.

6.
Notice received under Section 104(e) of the Mine Safety Act of a pattern of violations or the potential to have such a pattern of violations that could significantly and substantially contribute to the cause and effect of mine health and safety standards.

During the twelve months ended December 31, 2011, none of the Company's operating subsidiaries received citations or orders under the following sections of the Mine Safety Act: 104(d), 110(b)(2) or 104(e). The Company has 49 contests pending before administrative law judges of the Federal Mine Safety and Health Review Commission that involve 39 Section 104 S&S citations, one Section 104(b) order, eight Section 104(d) citations and one Section 107(a) order. Of the contests pending, 39 were initiated during the twelve months ended December 31, 2011, of which 37 were Section 104 S&S citations, one was a Section 104(b) order and one was a Section 107(a) order. During the twelve months ended December 31, 2011, 25 Section 104 S&S citations were resolved.

Mine or Operating Name/MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Total Number of Mining Related Fatalities (#)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
140 Pit	1	—	—	$176	—	—	—	—
Advance Aggregate	1	—	—	762	—	—	—	—
Alva	—	—	—	200	—	—	—	—
Amyx Pit	—	—	—	100	—	—	—	—
Anderson Pit	1	—	—	392	—	1	1	—
Angell Quarry	—	—	—	—	—	1	—	—
Bang Pit	—	—	—	600	—	—	—	—
Becker Portable	—	—	—	200	—	—	—	3
Becker Wash Plant #1	2	—	—	—	—	—	—	—
Bender Pit	—	—	—	—	—	—	—	2
Billings Pit	1	—	—	490	—	—	—	—
Birchwood	1	—	—	262	—	1	1	—
Coffee Lake	—	—	—	400	—	—	—	—

Mine or Operating Name/MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Total Number of Mining Related Fatalities (#)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Coffin Butte	—	—	—	300	—	—	—	—
Concrete, Inc.	—	—	—	263	—	—	—	—
Crusher #1	—	—	—	200	—	—	—	—
Davis Slough	1	—	—	—	—	—	—	—
Dralle Pit	—	—	—	500	—	—	3	—
Drycreek Landfill	—	—	—	100	—	—	—	—
Elk River Wash Plant	—	—	—	—	—	—	—	1
Eugene	5	—	—	924	—	—	—	—
Fisher Island	—	—	—	1,848	—	—	—	—
Fitzgerald Pit	—	—	—	200	—	—	—	—
Gardner Pit	—	—	—	—	1	—	—	—
Gazley Pit	—	—	—	100	—	—	—	—
Gresham S&G	1	—	—	725	—	2	—	—
Halawa Quarry	2	—	—	6,904	—	—	—	—
Halawa Valley	—	—	—	815	—	3	—	—
Hallwood Plant	2	—	—	1,404	—	2	2	—
Kalispell Wash Plant	2	—	—	—	—	—	—	—
Kirkland	—	—	—	300	—	—	—	—
Klatt Terminal	2	—	—	—	—	—	—	—
Kona Sand Plant	—	—	—	200	—	—	—	—
Lampasas Quarry	—	1	—	112	—	—	—	—
Little Falls	—	—	—	—	—	—	—	2
Lone Pine Portable Plant	—	—	—	—	—	1	—	—
Lone Pine Wash Plant	—	—	—	200	—	—	—	—
McKenzie Pit	1	—	—	—	—	—	—	—
Mobile Crusher #1	—	—	—	—	—	2	—	—
Moses Wash Plant	1	—	—	—	—	—	—	—
Orland Plant	3	—	—	—	—	3	8	5
Paetsch Pit	—	1	—	200	—	5	2	—
Pebbly Beach Quarry	5	—	1	3,399	—	4	4	—
Pioneer	2	—	—	570	—	7	5	—
Portable 1	3	—	—	1,306	—	—	—	—
Portable 2	—	—	—	600	—	—	—	—
Portable Crusher #1	1	—	—	—	—	—	—	—
Puunene Quarry	—	—	—	200	—	1	—	—
Quality Quarry	—	—	—	100	—	—	—	—
Quality Rock	4	—	—	21,840	—	3	—	—
Rittenour Pit	—	—	—	—	—	—	—	3
Rockville 3 Quarry	—	—	—	—	—	1	—	—
Round Prairie	2	—	—	—	—	—	—	—
Salem-Reed Pit	2	—	—	894	—	—	4	4
Sauk Rapids	—	—	—	100	—	—	—	—

Mine or Operating Name/MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Total Number of Mining Related Fatalities (#)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Sky High Pit	3	—	—	424	—	1	1	—
Slatt Quarry	—	—	—	—	—	2	—	—
Star Pit #1	1	—	—	700	—	5	5	—
Stark Pit	—	—	—	200	—	—	—	—
Stayton	—	—	—	100	—	—	—	—
Sullivan Quarry MC1	2	—	—	200	—	—	—	—
T Olson Pit	—	—	—	—	—	—	—	3
Vernalis	—	—	—	100	—	—	—	—
Voight Pit	—	—	—	200	—	—	—	—
VR Pit	—	—	—	—	—	1	—	—
Waikapu Quarry	3	—	1	1,589	—	—	2	2
Waikapu Sand Pit	—	—	—	100	—	—	—	—
Waimea Quarry	—	—	—	93	—	—	—	—
Wash Plant	—	—	—	—	—	2	—	—
Waterview	1	—	—	1,361	—	—	—	—
Watters Quarry	—	—	—	100	—	—	—	—
Weddle Pit	—	—	—	200	—	—	—	—
Wienmann Pit	—	—	—	2,512	—	—	1	—
Wong Pit (Jig Plant)	2	—	—	—	—	1	—	—
	58	2	2	$55,765	1	49	39	25